UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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Spectrum Group International, Inc.

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November 19, 2010
To Our Stockholders:

    You are cordially invited to attend the annual meeting of stockholders of Spectrum Group International, Inc., which will be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY on December 10, 2010, starting at 9:00 a.m.

    The notice of annual meeting and proxy statement covering the formal business to be conducted at the annual meeting follow this letter.

    We hope that you will attend the annual meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.

Sincerely,

Carol Meltzer
Secretary

SPECTRUM GROUP INTERNATIONAL, INC.
18061 Fitch
Irvine, California 94816

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Spectrum Group International, Inc. (the “Company”) will be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY on December 10, 2010, starting at 9:00 a.m., for the following purposes:

•	to elect three directors to serve for terms of three years and until their respective successors have been duly elected and qualified;

•	to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011; and

•	to transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.
Stockholders of record at the close of business on October 29, 2010, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the reply envelope provided, which requires no postage if mailed in the United States. Stockholders attending the annual meeting may vote in person even if they have returned a proxy card. By promptly returning your proxy card, you will greatly assist us in preparing for the annual meeting.

By order of the Board of Directors

CAROL MELTZER
Secretary

Irvine, California
November 19, 2010

SPECTRUM GROUP INTERNATIONAL, INC.

PROXY STATEMENT FOR
2010 ANNUAL MEETING OF STOCKHOLDERS
To be held on December 10, 2010

Commencing on or about November 19, 2010, this proxy statement and the enclosed form of proxy card are being mailed to stockholders of Spectrum Group International, Inc., a Delaware corporation (“SGI” or the “Company”), in connection with the Company's Board of Directors' solicitation of proxies for use at the annual meeting of SGI stockholders and at any adjournment or postponement. The annual meeting is being held at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY on December 10, 2010, starting at 9:00 a.m., for the purposes described in this proxy statement.
SGI's annual report is included with this proxy statement. It contains SGI's financial statements for fiscal year 2010 and other information concerning the Company.
If you are unable to attend the annual meeting, you may vote by proxy on any matter to come before the meeting. The Board of Directors is, by means of this proxy statement, soliciting your proxy. Any proxy given pursuant to this solicitation and received in time for the annual meeting will be voted as specified on the proxy card. If no instructions are given, proxies will be voted (1) FOR election of the nominees named below under the caption “Election of Directors,” and (2) FOR ratification of the appointment of BDO USA, LLP as SGI's independent registered public accountants for the fiscal year ending June 30, 2011, and (3) in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the annual meeting.
You may vote over the Internet, by mail and in person, as described in these proxy materials, including the proxy card. Attendance in person at the annual meeting will not of itself revoke a proxy, but any stockholder who does attend the annual meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by submitting a properly executed proxy with a later date or by sending a written notice of revocation to SGI's corporate secretary at SGI's principal executive offices.
To vote over the internet, registered holders should go to www.amstock.com. At that page, click on the link in the center of the screen titled “Vote Your Proxy”. Enter the control number in the box located in the center of the page. (The control number is the eleven digit number located beneath the company name and account number on the upper-right side of the proxy material sent to you. If you received an email notification, the control number can be found in the body of the email.) Once you have entered the control number, you may proceed to make your selections on the online ballot. Once completed, you should then click “Submit” to receive a confirmation page as acknowledgement of the successful completion of the voting process.

Holders in street name will receive a voting instruction form directly from your bank, broker or other intermediary containing instructions on how you can direct your record holder to vote your shares.

The holders of a majority of the outstanding shares of the Company's common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted in any manner are included in determining the number of votes present and for purposes of determining whether a quorum is present.

In order to be elected, a nominee for director must receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of the independent registered public accountants. A “withheld” vote on a director nominee will have no direct effect on the election. An abstention on one of the other items will have the effect of a vote against approval of that item. Broker shares that are not voted on a given matter will not be included in determining the number of votes entitled to vote on the matter, and therefore will have no effect on the outcome of the vote on that matter.

Each person we list in this Proxy Statement as a nominee for election as a director has agreed to serve if elected. Although we expect that all the nominees will be able to serve if elected, if a nominee becomes unable to serve between now and the meeting date, we will vote any shares for which we have received proxies in favor of a substitute nominee recommended by our Board of Directors.
The Company has appointed an inspector who will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and will receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote at the meeting, the inspector will make a report in writing of any challenge, question or matter determined by the inspector and execute a certificate of any fact found by the inspector. Any report or certificate made by the inspector will be prima facie evidence of the facts stated and of the vote as certified by them.
Only stockholders of record at the close of business on October 29, 2010 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement. As of the close of business on October 29, 2010, there were 32,373,120 shares of SGI common stock outstanding. Each share of common stock entitles the record holder to one vote on all matters properly brought before the annual meeting and any adjournment or postponement, with no cumulative voting.
If your SGI shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the annual meeting.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters
Principal Stockholders of the Company
The following table shows certain information for any person who reported being “beneficially owners” of more than 5% of SGI's common stock as of October 29, 2010. Persons and groups that beneficially own in excess of 5% of the Company's common stock are required to file certain reports with the Company and with the Securities and Exchange Commission regarding such beneficial ownership. For purposes of the table below and the table set forth under “Beneficial Stock Ownership of Management,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after October 29, 2010. “Voting Power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. We obtained the information provided in the following table from filings with the SEC and from representations made by the persons listed below.

Name and Address of	Amount and Nature	Percent of
Beneficial Owner	Of Beneficial Ownership	Common Stock
Afinsa Bienes Tangibles, S.A.(1)	18,642,067	57.6% (2)
Lagasca 88, 28001 Madrid, Spain

(1)
Afinsa Bienes Tangibles, S.A. (“Afinsa”) reported beneficial ownership of 18,642,067 shares of SGI's common stock, including 271,514 shares held directly and 18,370,553 shares (56.7% of the outstanding class) held through its wholly-owned subsidiary, Auctentia, S.L. (“Auctentia”) Auctentia's address is Lagasca 88, 28001 Madrid, Spain.

(2) This percentage has been calculated based upon 32,373,120 shares of the Company's common stock outstanding as of October 29, 2010.
Beneficial Stock Ownership of Management
The following table shows the number of shares of common stock beneficially owned as of October 29, 2010, by each director then serving in office, nominee for director (none at that date), and executive officer named in the Summary Compensation Table, and by the current directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, each named person had sole voting and sole investment power with respect to the securities shown as beneficially owned by that person.

Name of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Common Stock (1)
Antonio Arenas	47,603	*
Jeffrey Benjamin (2)	1,076,000	3.3%
Thor Gjerdrum (3)	72,316	*
George Lumby	20,775	*
Carol Meltzer (4)	161,107	*
John Moorhead (5)	21,563	*
Christopher Nolan(5)	21,563	*
Jess Ravich (5)	167,380	*
Greg Roberts (6)	1,011,521	3.1%
All Executive Officers and Directors, as a group (7)	2,599,828	8%
* Less than 1%

(1)	Based on 32,373,120 shares outstanding at October 29, 2010. The percentages have been calculated in accordance with Rule 13d-3(d)(1)(i) under the Exchange Act.

(2)    Excludes 18,477 RSUs scheduled to vest June 30, 2011.

(3)    Includes 44,075 shares of common stock and 12,500 shares subject to stock appreciation rights exercisable within 60 days of October 29, 2010. The number of shares of common stock that can be acquired by exercise of the Stock Appreciation Rights will vary with the market price of common stock; at October 29, 2010, the stock appreciation right was “out of the money” and, therefore, no shares could be acquired by exercise of such right.

(4)    Includes 65,000 options to acquire common stock exercisable within 60 days of October 29, 2010.

(5)    Excludes 18,477 RSUs scheduled to vest on June 30, 2011.

(6)    Includes 416,521 shares of common stock owned jointly by Mr. Roberts and his wife; 425,000 shares owned by an entity owned 50% by Mr. Roberts, as to which Mr. Roberts disclaims beneficial ownership; and 170,000 shares that may be acquired by exercise of options that are exercisable within 60 days of October 29, 2010. Excludes 60,000 restricted stock units scheduled to vest June 30, 2013.

(7)    Includes 235,000 shares that may be acquired upon exercise of options that are exercisable within 60 days of October 29, 2010. Excludes restricted stock units scheduled to be vest and be settled more than 60 days after October 29, 2010.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors of the Company has fixed the number of directors at nine.

The Company's directors are elected at the annual meeting of stockholders. SGI's restated certificate of incorporation provides that the members of the Company's Board of Directors must be divided into three classes, as nearly equal in size as possible, with the term of office of one class expiring each year.

At the upcoming annual meeting, three directors will be elected as Class I directors, to serve a three-year term (until the third succeeding annual meeting, in 2013) and until their respective successors are duly elected and qualified.

Although director vacancies exist, the Board of Directors has determined that it is in the Company's best interest for no additional directors to be nominated other than the nominees set forth below in order to give the Board of Directors flexibility to appoint additional directors if the need arises. Accordingly, proxies may not be voted for a greater number of persons than the number of nominees named.

In any given year, only those directors belonging to one class may be changed and it would take elections in three consecutive years to change the entire Board of Directors.

The Nominating Committee nominated and the Board ratified the nomination of the nominees set forth below. All three of the nominees are currently serving on the Company's Board of Directors, and have consented to being named in this proxy statement and to serve if elected.

Unless authority to vote for the election of directors is withheld, the enclosed proxy will be voted FOR the election of the nominees named below.

CLASS I DIRECTORS

Antonio Arenas
George Lumby
Jess M. Ravich

SGI's restated certificate of incorporation provides that directors may be removed only for cause and that any such removal must be approved by the affirmative vote of at least a majority of the outstanding shares of SGI capital stock entitled to vote generally in the election of directors at a meeting of stockholders called for that purpose.

Information Concerning Directors

You will find below background information with respect to the nominees for election and the directors whose term of office will continue after the upcoming annual meeting. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding their holdings of SGI's common stock.

NOMINEES FOR CLASS I DIRECTORS (WHOSE TERMS EXPIRE IN 2013)
Antonio Arenas, George Lumby and Jess M. Ravich have been nominated by the Board of Directors for election to the Board as Class I directors, to serve until the third succeeding annual meeting, in 2013, and until their respective successors are duly elected and qualified. No other nominations were submitted.

Antonio Arenas, aged 55, a director since 2006, has served as our Executive Chairman since October 2007. Mr. Arenas has been a Managing Director and the Chief Executive Officer of COALCA, S.A., a company involved in the sale and distribution of consumer and pharmaceutical products, and land development in the Canary Islands and Spain, since 1994.

George Lumby, 65, a director since December 2006, served as a partner at PricewaterhouseCoopers, where he acted as an auditor and a mergers and acquisitions specialist, until 2003. In 2003, Mr. Lumby established his own firm in Spain, which provides consulting services to companies involved in insolvency and reorganization situations. Mr. Lumby is currently a Fellow of the Institute of Chartered Accountants in England & Wales, a member of the Spanish Institute of Chartered Accountants (Instituto de Censores Jurados de Cuentas de España) and a member of the Spanish Official Register of Auditors (Registro Oficial de Auditores de Cuentas ROAC).

Jess M. Ravich, aged 53, is a managing director and head of capital markets of Houlihan, Lokey, Howard & Zukin, Inc., an international investment bank. From 1991 through November 2009, Mr. Ravich founded and served as Chief Executive Officer of Libra Securities LLC, an investment banking firm serving the middle market. Prior to founding Libra, Mr. Ravich was an Executive Vice President of the fixed income department at Jefferies & Company, a Los Angeles-based brokerage firm. Prior to Jefferies, Mr. Ravich was a Senior Vice President at Drexel Burnham Lambert, where he was also a member of the executive committee of the high yield group. Mr. Ravich is a graduate of the Wharton School at the University of Pennsylvania, summa cum laude, and Harvard Law School, magna cum laude and editor of Law Review. Mr. Ravich serves on the Board of Directors of The Cherokee Group, Inc. (NASDAQ: CHKE).

CLASS II DIRECTORS (WHOSE TERMS EXPIRE IN 2011)
Christopher W. Nolan, Sr., aged 45, a director since June 2007, has been a Managing Director since 2006 in the Mergers & Acquisitions group of Rabo Securities USA, Inc., an affiliate of Rabobank International, a Dutch agribusiness bank with offices in New York, NY, and was an Executive Director with the Mergers & Acquisitions group of Rabobank International from 2002 through 2006. Prior to joining Rabobank, Mr. Nolan was a Vice President in the Mergers, Acquisitions and Corporate Advisory group of Deutsche Bank Securities, Inc., and prior to that, served in a similar capacity in the Mergers & Acquisitions group at Salomon Smith Barney (now Citigroup). Prior to his career in investment banking, Mr. Nolan spent 8 years at a then-publicly traded specialty chemicals company, serving as their Vice President of Corporate Development and Investor Relations. Mr. Nolan is a graduate of Harvard Business School. Mr. Nolan currently serves on the Board of Directors, and is a member of the Audit Committee, of United-Guardian, Inc.

Gregory N. Roberts, aged 48, a director since February 2000, has served as our President and Chief Executive Officer since March 2008. Mr. Roberts previously served as the President of the Company's North American coin division, which includes Spectrum Numismatics and A-Mark Precious Metals; Mr. Roberts had been President of Spectrum Numismatics since the early 1990s. He is also a lifetime member of the American Numismatic Association.

CLASS III DIRECTORS (WHOSE TERMS EXPIRE IN 2012)

Jeffrey D. Benjamin, aged 49, a director since May 2009, has been a Senior Advisor to Cyrus Capital Partners, L.P. since 2008, where he assists with distressed investments. Mr. Benjamin also serves as a consultant to Apollo Management, L.P., a private investment fund, and from September 2002 to June 2008, Mr. Benjamin served as a senior advisor to Apollo Management, where he was responsible for a variety of investments in private equity, high yield and distressed securities. Mr. Benjamin is also a member of the Boards of Directors of Harrah's Entertainment, Inc., Exco Resources, Inc. and Virgin Media Inc., and is a trustee of the American Numismatic Society.

John (“Jay”) U. Moorhead, aged 58, a director since June 2007, has been Managing Director of Ewing Bemiss & Co., an investment banking firm, since 2009. Prior to joining Ewing Bemiss, Mr. Moorhead was a managing director at Westwood Capital from 2005 until 2009 and MillRock Partners from 2003 until 2005, boutique investment banking firms serving private middle market and public growth companies. From 2001 to 2003, Mr. Moorhead was a corporate finance partner at C.E. Unterberg, Towbin.

The specific credentials, experience and other qualifications of each of our directors to serve on our Board are as follows:

Mr. Arenas, who is our Executive Chairman, has a strong business leadership, financial management and strategic planning background, which has been a valuable asset to the Company as we have developed and implemented new global corporate and business strategies following the events of May 9, 2006. Mr. Arenas, who is also a lawyer, was recommended for nomination to the Board by our majority shareholder, Afinsa Bienes Tangibles, S.A.

Mr. Roberts is the Company's President and Chief Executive Officer and, through his day-to-day involvement in all aspects of the Company's operations, provides a vital link between junior and senior management personnel and the general oversight and policy-setting responsibilities of the Board. Mr. Roberts has substantial management and business experience in the area of collectibles and trading, having served as an officer of Spectrum Numismatics since the early 1990s and as President of A-Mark Precious Metals since 2005. Mr. Roberts has been a collector since the age of 12, and his expertise and knowledge of the industry is invaluable to the Board.

Mr. Benjamin's extensive financial background, demonstrated business acumen, service as a director for several well-known public companies, long-standing personal interest in coin collecting and role as trustee of the American Numismatic Society have greatly benefitted the Board as it addresses various corporate finance matters, governance concerns, business development and other policy-making issues. Mr. Benjamin, who holds an M.B.A, serves as Chairman of our Nominating and Corporate Governance Committee.
Mr. Lumby was formerly an audit partner at a PricewaterhouseCoopers and brings to his role substantial knowledge and experience in the area of finance and financial reporting, which is particularly helpful in connection with the Board's consideration of the financial aspects of our European operations, as well as proposed mergers and acquisitions. Mr. Lumby was recommended to the Board by our majority shareholder, Afinsa Bienes Tangibles, S.A.

As an investment banker, Mr. Moorhead brings valuable skills to bear on a variety of issues facing the Board, including corporate finance matters, competition in a global economy and other issues confronting public growth companies. Mr. Moorhead also has specialized knowledge and experience in the area of executive compensation, and serves as Chairman of our Compensation Committee.

The Board draws frequently from Mr. Nolan's broad business, banking and corporate advisory background. Mr. Nolan, who holds an M.B.A., also has substantial finance and accounting experience, including serving as an audit committee member of a Nasdaq-listed company, and serves as both the Chairman of the Audit Committee and as its “financial expert.” Mr. Nolan's experience in the area of investor relations has also been of value to the Board, as the Company looks to re-position itself in the financial markets and to become re-listed on an exchange.

With his extensive background in investment banking and his degrees in business and law, Mr. Ravich frequently takes a central role in the Board's consideration of various strategic and business initiatives, including potential business combinations, as part of the planned growth and development of the Company. Mr. Ravich's contributions to the Board are both direct, through his knowledge, skills and policy-making abilities, and indirect, through his reputation in the industry.

During the fiscal year ended June 30, 2010, James M. Davin also served on our Board of Directors. Mr. Davin retired from our Board of Directors in December 2009.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT
The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of SGI. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board considers and establishes the appropriate leadership structure for the Company. The Board has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it is important to retain the flexibility to make this determination based on the circumstances at the time of the determination, recognizing that no single leadership structure will best serve the Company in all cases. This allows the Board to use its broad experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining its ability to separate the roles of Chairman and Chief Executive Officer. In making this determination, the Board will consider the advantages that come from having leadership of the Board by a person other than the Chief Executive Officer. Even if a single person were to fill both roles, the Board anticipates that it would appoint a director to serve separately as the presiding or lead non-management director in order to preserve those advantages.

Currently, Antonio Arenas serves as Chairman of the Board, and Gregory N. Roberts serves as Chief Executive Officer and President. This separate leadership structure has been in place since 2007. The Chairman of the Board has the authority to call special meetings of the Board, sets the agenda for Board meetings, acts as a Board liaison with the Chief Executive Officer, chairs meetings of the Board and communicates the Board of Directors' feedback to the Chief Executive Officer.
The Board believes that Mr. Arenas work experience, education and leadership ability make him the best choice currently to serve as our Chairman of the Board.

As part of the settlement of its shareholder litigation, the Company has agreed that, unless the positions of Chairman of the Board and CEO of the Company are held by two separate individuals (as they currently are), the Board will designate an independent director to act in a lead capacity to coordinate the other independent directors, with certain specified rights.
The Board of Directors met ten times in fiscal 2010 (including meetings by electronic means). Each director attended at least 90% of the meetings of the Board of Directors and of the committees, if any, of which he was a member.
Under the Company's policy, each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevents his attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director's participation by means where the director can hear, and be heard, by those present at the meeting. All directors (other than Mr. Ravich, who had a scheduling conflict) attended our 2009 Annual Meeting of Stockholders.

The Company's Board of Directors has determined that Jeffrey D. Benjamin, Jay Moorhead, Christopher W. Nolan, Sr. and Jess M. Ravich qualify as “independent” as that term is currently defined in Rule 5605(a)(2) and (c)(2) of the Nasdaq listing standards.

Committees of the Board

Audit Committee
The Company has a separately-designated standing Audit Committee. From July 1, 2009 through December 17, 2009, the Audit Committee consisted of James M. Davin (Chairman), Jay Moorhead and Christopher W. Nolan, Sr. On December 17, 2009, Mr. Davin resigned from the Board and the Audit Committee, Jess Ravich was appointed to the Audit Committee, and Mr. Nolan assumed Chairmanship of the Audit Committee. The Company's Board of Directors has determined that each member of the Audit Committee is “independent” (as that term is currently defined in Rule 5605(a)(2) and (c)(2) of the Nasdaq listing standards).
The Board of Directors has determined that Mr. Nolan qualifies as an “audit committee financial expert,” as defined in accordance with applicable SEC rules, and that the other members of the Audit Committee are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.
The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the integrity of the Company's financial statements; the independence, qualifications and performance of the Company's independent auditors; the Company's compliance with legal and regulatory requirements; the performance of the Company's internal audit function and internal audit firm and the oversight of the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established. The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and any other accounting firm engaged for the purpose of preparing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.
The roles and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter. To view the Audit Committee Charter, you may go to our internet website located at www.spectrumgi.com and click on “Governance Policies.”
The Audit Committee met nine times during fiscal 2010.
Compensation Committee
The Compensation Committee makes recommendations to the Board regarding compensation to executive officers, among other duties. During the year ended June 30, 2010, the Compensation Committee consisted of Jay Moorhead (Chairman), Jeffrey Benjamin, James Davin (until December 17, 2009), Christopher W. Nolan. Sr. (until December 17, 2009) and, upon his appointment on December 17, 2009, Jess Ravich. The Board of Directors has determined that the current members of the Compensation Committee qualify as “independent” as that term is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The roles and responsibilities of the Compensation Committee are set forth in a written Charter. To view the Compensation Committee Charter, you may go to our internet website located at www.spectrumgi.com and click on “Governance Policies.”

The Compensation Committee met seven times during fiscal 2010.

Nominating and Corporate Governance Committee

The principal responsibilities of the Nominating and Corporate Governance Committee are to determine the slate of director nominees for election to the Company's Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to establish performance criteria for itself and the full Board, and to review and interpret the Company's corporate governance policies. During the year ended June 30, 2010, the members of the Nominating and Corporate Governance Committee were Christopher W. Nolan, Sr. (Chairman until December 17, 2009), Jeffrey Benjamin (appointed as Chairman on December 17, 2009), George Lumby and, until December 17, 2009, Antonio Arenas, James Davin and Jay Moorhead.

The roles and responsibilities of the Nominating and Corporate Governance Committee are set forth in a written Charter. To view the Compensation Committee Charter, you may go to our internet website located at www.spectrumgi.com and click on “Governance Policies.”

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics,

skills, and experiences for the Board as a whole and its individual members. The Committee believes that members of the Company's Board of Directors must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company's adherence to principles of sound corporate governance. These qualities, which are only threshold criteria and are subject to limited exceptions, include integrity, absence of conflict of interest which would impair the ability to serve, fair and equal representation, achievement, oversight, business understanding and available time.

The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company's proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director; determine if the candidate possesses any of the specific qualities or skills that under the Committee's policies must be possessed by one or more members of the Board; consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and consider the extent to which the membership of the candidate on the Board will promote diversity among the directors (for this purpose, diversity includes diversity of background, experience, business skills, business relationships and other attributes). In its discretion, the Committee may solicit the views of the Chief Executive Officer, other members of the Company's senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board. The Committee maintains appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

It is the policy of the Company that the Nominating and Corporate Governance Committee of the Board consider recommendations for the nomination of directors submitted by holders of the Company's shares entitled to vote generally in the election of directors. The Nominating and Corporate Governance Committee will give consideration to these recommendations for positions on the Board where the Committee has not determined to re-nominate a qualified incumbent director. The Nominating and Corporate Governance Committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the Committee for Board candidates. In considering any recommendation for the nomination of directors, the Nominating and Corporate Governance Committee will take into account the size and duration of a recommending stockholder's ownership interest in the Company. Only those recommendations whose submission complies with the procedural requirements adopted by the Nominating and Corporate Governance Committee will be considered by the Committee.

The Nominating and Corporate Governance Committee met two times in fiscal 2010.

Code of Ethics

The Audit Committee of the Company's Board of Directors has adopted a Code of Ethics for Senior Financial and Other Officers (the “Code of Ethics”), which applies to the Company's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and heads of major divisions, together with such other officers as the Audit Committee may from time to time designate. To view the Code of Ethics, you may go to our internet website located at www.spectrumgi.com and click on “Governance Policies.” You may also obtain a printed copy of the Code of Ethics, free of charge, by contacting us at the following address:

Spectrum Group International, Inc.
18061 Fitch
Irvine, California 92614
Telephone: (949) 955-1250

Stockholder Communications to the Board

The Company's security holders may send communications to the Board of Directors. All communications should be delivered either in writing addressed c/o Legal Department at 18061 Fitch, Irvine, California 92614 or by e-mail to directors@spectrumgi.com. All communications must be accompanied by the following information: a statement of the type and amount of the securities of the Company that the person holds; and any special interest, meaning an interest not in the capacity as a stockholder of the company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

Concerns about accounting, internal accounting controls or auditing matters should be reported pursuant to the procedures outlined on our website at www.spectrumgi.com/governancepolicies.html, under “Complaint Hotline”.

Executive Officers

SGI's executive officers are as follows:

Name	Age	Position
Antonio Arenas	55	Executive Chairman
Gregory N. Roberts	48	Chief Executive Officer and President
Paul Soth	52	Chief Financial Officer and Executive Vice President
Carol Meltzer	51	Chief Administrative Officer, General Counsel and Corporate Secretary

See “Election of Directors” for information relating to Messrs. Arenas and Roberts.
Paul Soth has served as our Chief Financial Officer and Executive Vice President since April 2010. Prior to that, Mr. Soth served as Director of Income Tax Processes and Systems for Harrah's Entertainment, Inc. from August 2009 until April 2010, and as Corporate Controller and Tax Manager for Fontainebleau Resorts from August 2006 to May 2009. Mr. Soth also served as Tax Manager of Mandalay Resort Group from August 1999 to April 2005. Mr. Soth graduated from California State University, San Marcos, with a B.S. in Business Administration - Accounting, and holds a M.S. in Accountancy from the University of Phoenix.

Carol Meltzer has served as our Chief Administrative Officer since March 2008, our Executive Vice President since May 2006, and our General Counsel since 2004, and has provided legal services to the Company since 1995. She previously practiced law at Stroock & Stroock & Lavan LLP and Kramer Levin Naftalis & Frankel LLP.

INFORMATION ABOUT OUR RELATIONSHOP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accounting Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by BDO USA, LLP (“BDO”) for the most recent two fiscal years.

Fees	2010	2009
Audit Fees (1)	$1,869,266	$1,001,712

(1)	Audit fees consisted of services rendered by the principal accountant for the audit of our annual consolidated financial statements.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company's principal accountants must be approved in advance by the Audit Committee. As provided in the Sarbanes-Oxley Act, all audit and non-audit services must be pre-approved by the Audit Committee in accordance with these policies and procedures. Based in part on consideration of the non-audit services provided by BDO during fiscal years 2010 and 2009, the Audit Committee determined that such non-audit services were compatible with maintaining the independence of BDO.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.
SGI's Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2010 with management. SGI's Audit Committee has discussed the matters required by AU 380 (Communication with Audit Committee) and other authoritative guidance, with BDO. The Audit Committee has also received the written disclosures and the letter from BDO required by Securities Acts administered by the Securities and Exchange Commission and in compliance with Rule 3520 of the Public Company Accounting Oversight Board (“PCAOB”), has discussed the independence of BDO and considered whether the provision of non-audit services by BDO is compatible with maintaining the auditor's independence.
Based on the review and the discussions noted above, SGI's Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as filed with the Securities and Exchange Commission.

Audit Committee of Spectrum Group International, Inc.

Christopher W. Nolan, Sr. (Chairman) John U. Moorhead Jess M. Ravich

Executive Compensation
The table below sets forth the compensation of four of the Company's named executive officers for both fiscal 2010 and fiscal 2009. “Named executive officers” includes SGI's President and Chief Executive Officer, Mr. Roberts, SGI's Executive Chairman, Mr. Arenas, SGI's Chief Financial Officer, Mr. Gjerdrum (who served as Chief Financial Officer through April 10, 2010) and SGI's General Counsel and Chief Administrative Officer, Ms. Meltzer.

Summary Compensation Table - Fiscal 2010 and 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)

Gregory Roberts (3)	2010	$500,000	$175,000	—	$900,000	$19,426	$1,594,426
Chief Executive Officer	2009	$450,000	—	—	$2,495,000	$80,340	$3,025,340
President and Director

Thor Gjerdrum (4)	2010	$215,000	—	—	$1,140,000	$28,412	$1,383,412
Chief Financial Officer	2009	$215,000	—	—	$2,530,000	$28,653	$2,773,653
Executive Vice President

Carol Meltzer (5)	2010	$325,000	$100,000	$127,500	—	$28,048	$580,548
Chief Administrative Officer	2009	$300,000	—	—	$460,000	$18,867	$778,867
Executive Vice President

Antonio Arenas (6)	2010	—	$175,000	—	—	$225,000	$400,000
Chairman of the Board	2009	—	$460,000	—	—	$233,117	$693,117
Executive Chairman

(1)
The stock-based compensation amounts reported in the “Stock Awards” column for all years represent the aggregate grant-date fair value of the awards granted in that year and computed in accordance with FASB ASC Topic 718. Fair value of a stock award denominated in shares at the grant date is the number of such shares or units times the closing price of a share on the date of grant (excluding the effect of estimated forfeitures based on service-based vesting conditions).

(2)
Amounts in this column, for fiscal 2010, are as follows: Mr. Roberts received $9,000 as a car allowance, $4,450 as a 401(k) matching contribution, and $5,976 insurance premium paid by the Company. Mr. Gjerdrum received $1,170 as a 401(k) matching contribution and $27,242 insurance premium paid by the Company. Mrs. Meltzer received $10,000 in non-accountable expense reimbursement and $18,048 insurance premium paid by the Company. Mr. Arenas received $225,000 paid to a corporation he controls for serving as the Executive Chairman of the Company.

(3)
We granted to Mr. Roberts 151,315 Restricted Stock Units in October 2009, with a value of $470,590, in partial payment of his annual incentive award for performance in fiscal 2009. The value of this grant is reflected as fiscal 2009 compensation, specifically $400,000 included in the Non-Equity Incentive Plan Compensation column and $70,590 included in the All Other Compensation (the All Other Compensation portion represented the valuation discount in converting the cash-denominated annual incentive award into Restricted Stock Units).

(4)
We granted to Mr. Gjerdrum 59,816 Restricted Stock Units in October 2009, with a value of $186,028, in partial payment of his annual incentive award for performance in fiscal 2009. The value of this grant is reflected as fiscal 2009 compensation, specifically $158,125 included in the Non-Equity Incentive Plan Compensation column and $27,903 included in the All Other Compensation (the All Other Compensation portion represented the valuation discount in converting the cash-denominated annual incentive award into Restricted Stock Units).

(5)
We granted to Mrs. Meltzer 17,401 Restricted Stock Units in October 2009, with a value of $54,117, in partial payment of her annual incentive award for performance in fiscal 2009. The value of this grant is reflected as fiscal 2009 compensation, specifically $46,000 included in the Non-Equity Incentive Plan Compensation column and $8,117 included in the All Other Compensation (the All Other Compensation portion represented the valuation discount in converting the cash-denominated annual incentive award into Restricted Stock Units).

(6)
We granted to Mr. Arenas 17,401 Restricted Stock Units in October 2009, with a value of $54,117, in partial payment of the bonus awarded to him for performance in fiscal 2009. The value of this grant is reflected as fiscal 2009 compensation, specifically $46,000 included in the Bonus and $8,117 included in the All Other Compensation (the All Other Compensation portion represented the valuation discount in converting the cash-denominated annual incentive award into Restricted Stock Units).

Employment Agreements and Employment Terms

Compensation for four of the named executive officers for fiscal 2010 was governed by employment agreements. Each of the employment agreements provided for certain benefits, including medical insurance, vacation, reimbursement of business expenses and payment of previously earned compensation upon any termination of employment. Other principal terms of the employment agreements were as follows:

Greg Roberts: Mr. Roberts is employed as our Chief Executive Officer and President under his employment agreement. The agreement, originally entered into in December 2007 with a term until June 30, 2010, was amended in May 2010 to extend its term until June 30, 2013. The employment agreement provides that Mr. Roberts will be nominated to serve as a director during its term. The agreement previously had provided that Mr. Roberts was entitled to nominate one additional person as a director if certain conditions were met, but this provision has been eliminated.

The employment agreement as in effect for fiscal 2010 provided for a base salary of $500,000 per year. This has been increased to $525,000 commencing on July 1, 2010. The employment agreement also provides to Mr. Roberts an opportunity to earn a performance bonus. As in effect in fiscal 2010, the performance bonus was based on pre-specified percentages of profits of the precious metals trading and collectibles businesses, the percentage of which could vary upward if higher levels of return on equity were achieved, plus an amount based on performance of the corporate division, with discretionary adjustments based on achievement of pre-specified individual goals. The payout amount for fiscal 2010 was calculated as $800,000, reflected for 2010 in the Summary Compensation Table above in the column captioned “Non-Equity Incentive Plan Compensation,” based on fiscal 2010 performance. In addition, during fiscal 2010, Mr. Roberts received a payment of $100,000 as a one-time bonus under a provision of the original employment agreement providing for such bonus at the time Spectrum became current in its filings with the Securities and Exchange Commission. This bonus was paid in October 2009 following the filing of our Report on Form

10-K for the year ended June 30, 2009.

Under Mr. Roberts' amended employment agreement, for fiscal year 2011, 2012 and 2013 he is provided with an annual incentive opportunity based on pre-tax profits, as defined.

If pre-tax profits are at least $5 million, then the annual incentive will equal:
12% of pre-tax profits up to $8 million of pre-tax profits; plus
15% of pre-tax profits in excess of $8 million, up to $10 million of pre-tax profits; plus
18% of pre-tax profits in excess of $10 million of pre-tax profits.

The employment agreement provides for indemnification of Mr. Roberts for liabilities arising out of his employment, and provides a motor vehicle allowance of $750 per month. We also pay all premiums in connection with Mr. Roberts' medical insurance.

In consideration of Mr. Roberts' agreement to extend the employment agreement for three years, we paid a signing bonus of $175,000. This amount is reflected in the “Bonus” column of the Summary Compensation Table above. In addition, we granted 60,000 restricted stock units to Mr. Roberts on July 1, 2010 (a fiscal 2011 grant). These restricted stock units will vest June 30, 2013, subject to accelerated vesting in specified circumstances.

During fiscal 2010 and prior to the amendment to Mr. Roberts' employment agreement, if Mr. Roberts' employment had been terminated by us without cause or by him for “Good Reason,” we would have been obligated to continue to pay his base salary until June 30, 2010, and he would have been entitled to a pro rata payment of bonus for the year of termination based on the actual performance for the year. The agreement contained terms intended to allow an acquiring company to retain Mr. Roberts as a continuing employee with the value of the severance payment partially satisfying payment obligations under a new employment agreement. “Good Reason” would have arisen if we decreased or failed to pay salary or bonus required under the agreement, or if Mr. Roberts ceased to be President and CEO of Spectrum or his duties were materially diminished, or his place of employment were relocated by more than 30 miles, or if there occurs a change in control of Spectrum. In the event of termination of employment due to death or disability, Spectrum's obligation to pay salary would have ceased, but a pro rata bonus for the year of termination would have been payable based on the actual performance achieved in that year or, if so elected by the executive or his estate, a pro rata bonus based on 50% of the bonus paid for the previous year.

Under the amended employment agreement, during the fiscal 2011 - 2013 period, if Mr. Roberts' employment is terminated by us without cause or by him for “Good Reason,” or if his employment terminates due to death or disability, we will be obligated to continue to pay to him (i) a pro rata portion (based on the number of days during the year of termination that Mr. Roberts was employed) of his annual incentive for that year, based on actual performance achieved for the full year, and (ii) a lump sum severance payment equal to the greater of $1,200,000 or 75% of defined “annualized pay” For this purpose, “annualized pay” is calculated as one-third of the sum of the salary payments during the 36 months preceding termination plus annual incentives earned for the preceding three completed fiscal years. In the case of death or disability, the severance payment will be reduced by the amount of any proceeds paid to Mr. Roberts or his estate, as the case may be, from any disability or life insurance policy maintained by us for the benefit of Mr. Roberts. “Good Reason” would arise if we decrease or fail to pay salary or bonus required under the agreement, or if Mr. Roberts ceased to be President and CEO of Spectrum or his duties were materially diminished, or his place of employment were relocated by more than 30 miles, provided that Mr. Roberts must give notice that Good Reason has arisen and we have an opportunity to cure the circumstances that gave rise to Good Reason.

The employment agreement obligates Mr. Roberts not to solicit employees or customers of the Company in ways harmful to our business during the period in which severance is payable or for one year following a termination for cause.

Thor C. Gjerdrum: Mr. Gjerdrum served as our Chief Financial Officer and Executive Vice President through April 8, 2010. After stepping down from those positions, he continued to serve as Chief Financial Officer of A-Mark. His compensation for the full fiscal year was governed by his employment agreement as in effect for fiscal 2010. The agreement, originally entered into in July 2005, had a term extending until July 2010. Mr. Gjerdrum's continued service in fiscal 2011 as Chief Financial Officer of A-Mark is governed by a new employment agreement.

As in effect for fiscal 2010, Mr. Gjerdrum's employment agreement provided for a base salary of $165,000 per year, which we had previously raised to a rate of $215,000, and also provided him with an opportunity to earn a performance-based annual incentive. As in effect in fiscal year 2010, the performance bonus was based on a pre-specified percentage of the pre-tax profit of the precious metals trading business and an amount based on performance of the corporate division, with discretionary adjustments based on achievement of pre-specified individual goals.) The payout amount for fiscal year 2010 was calculated as $1,140,000, reflected for 2010 in the Summary Compensation Table above in the column captioned “Non-Equity Incentive Plan

Compensation.”

Mr. Gjerdrum's employment agreement also provided that, for fiscal 2010, we were to pay all premiums in connection with medical insurance.

In the event of a termination of Mr. Gjerdrum's employment by us without cause (including a termination following a change in control) or by him for “Good Reason,” we would have been obligated to continue to pay his base salary until the termination date of the agreement June 30, 2010. “Good Reason” would have arisen if we had decreased or failed to pay salary or bonus or made a material adverse change in his job description or duties.

Carol Meltzer: Mrs. Meltzer is employed as our General Counsel, Chief Administrative Officer and Executive Vice President. The following describes the terms of her employment agreement, originally entered into in July 2006, as in effect for fiscal 2010. The term of the employment agreement ended June 30, 2010. Mrs. Meltzer's service in as General Counsel, Chief Administrative Officer and Executive Vice President is continuing, but beginning July 1, 2010 such service is no longer governed by an employment agreement.

The employment agreement provided for a base salary of $325,000 in fiscal year 2010, and an opportunity to earn a performance bonus in the discretion of the Compensation Committee. The Committee determined to award a bonus of $100,000, based on its subjective judgment that such an award recognized Mrs. Meltzer's positive contributions during the year.

We also provided to Mrs. Meltzer a non-accountable expense reimbursement of $10,000 per year, and have agreed to indemnify Mrs. Meltzer for liabilities arising out of her employment.

In connection with the extension of the employment agreement term for one year, on June 26, 2009 (in fiscal 2009), we granted 50,000 shares of restricted stock to Mrs. Meltzer. The restricted stock vested in full on June 30, 2010.

The employment agreement provided that, in the event of a termination of Mrs. Meltzer's employment by us without cause or by her for “Good Reason,” we also would have been obligated to pay a lump sum equal to 12 months' salary. “Good Reason” would arise if we decreased or failed to pay salary or bonus required under the agreement, or if Mrs. Meltzer ceased to be General Counsel or Chief Administrative Officer of Spectrum or her duties were materially diminished, or her place of employment were relocated by more than 100 miles, or if there occurred a change in control of Spectrum. In the event of termination of employment due to death or disability, we would be obligated to pay a lump sum equal to 12 months' salary and a prorata portion of such specified bonus amount. The agreement would have imposed obligations on Mrs. Meltzer relating to competition with us and solicitation of employees, customers and suppliers in ways harmful to our business during a one-year period following employment.

Antonio Arenas: We currently do not have an employment agreement with Mr. Arenas, and none was in effect for fiscal 2010. Mr. Arenas serves as our Executive Chairman and as co-administrator of the Company's Spanish subsidiary Central de Compras Coleccionables, S.L. (“CdC”). We paid compensation for Mr. Arenas' services in fiscal 2010 to a corporation he controls, in the form of cash fees totaling $225,000. The Compensation Committee and Board retain discretion to award an annual bonus to Mr. Arenas, in their discretion and in fiscal year 2010 Mr. Arenas was paid $175,000 in bonus. Mr. Arenas' service is not a full-time commitment, but he is required to account for his hours of service.

Retirement Plans: The only retirement plan in which the named executive officers participate is our 401(k) plan, open to all employees. Employees are permitted to elect to contribute up to $16,500 (or, in certain cases, $22,500) of their compensation. We provide a 30% matching contribution under the plan without any limit for each employee. Matching contributions to our named executive officers for fiscal 2010 are reflected in the “All Other Compensation” column of the Summary Compensation Table above.

The following tables set forth information regarding stock awards, stock options and similar equity compensation outstanding at June 30, 2010, whether granted in fiscal 2010 or earlier.

Outstanding Equity Awards At Fiscal Year-End - Fiscal 2010

Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Gregory Roberts	22,500	—	14.22	3/31/2014	—	—
Chief Executive Officer	22,500	—	2.80	7/31/2013		—
President and Director	125,000	—	2.00	2/4/2013	—	—

Thor Gjerdrum	12,500	—	12.06	—	—	—
Chief Financial Officer
Executive Vice President

Carol Meltzer	22,500	—	14.22	3/31/2014	—	—
Chief Administrative Officer	22,500	—	2.80	7/31/2013	—	—
Executive Vice President	17,500	—	2.00	2/4/2013	—	—
General Counsel	2,500	—	1.75	1/24/2012	—	—
Corporate Secretary

	—	—	—	—	—	—

Directors' Compensation

Under our Outside Directors' Compensation Policy as in effect for fiscal 2010, each director who was not an executive officer or employee or other service provider to Spectrum (an “outside director”) was entitled to receive the following compensation for the fiscal year:

A cash retainer of $31,000;

An award of restricted stock units having a grant-date fair value of $38,000;

A cash retainer of $5,000 for serving on a committee of the Board;

An additional $5,000 for serving as the chairman of a committee.

No meeting fees for the first six Board meetings occurring during the year, but a meeting fee of $1,000 in cash for any additional Board meeting attended and for each committee meeting attended (reduced to $500 in the case of a telephonic meeting lasting one hour or less).

Total outside directors' meeting and committee fees for fiscal 2010 were $194,000. Directors are also entitled to the protection of certain indemnification provisions in SGI's certificate of incorporation and bylaws.

Beginning in fiscal 2010, the Board also implemented a policy of rotating committee chairman once every three years, and adopted director ownership guidelines requiring outside directors to hold stock worth three times the annual cash retainer amount by the later of three years after the policy implementation date (May 2009) or three years after his or her initial election to the Board, and five times the annual cash retainer within five years after the later of the policy implementation date or his or her initial election to the Board.

The following table sets forth information regarding compensation earned by outside directors of the Company during fiscal 2010, as well as by Mr. Lumby, who is a member of our Board of Directors but received compensation for services rendered to the Company as co-administrator of the Company's Spanish subsidiary CdC. The table shows the compensation to Mr. Lumby in all capacities.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jeffrey D. Benjamin	$53,500	$38,000	$—	$—	$—	$—	$91,500
James M. Davin	$61,000	$—	$—	$—	$—	$50,000	$111,000
John Moorhead	$74,500	$38,000	$—	$—	$—	$—	$112,500
Christopher W. Nolan, Sr.	$73,500	$38,000	$—	$—	$—	$—	$111,500
Jess M. Ravich	$24,500	$19,000	$—	$—	$—	$—	$43,500
George Lumby	$—	$—	$—	$—	$—	$313,293	$313,293

(1)
The stock-based compensation amounts reported in the “Stock Awards” column represent the aggregate grant-date fair value of the awards granted in that year and computed in accordance with FASB ASC Topic 718. Fair value of a stock award denominated in shares at the grant date is the number of such shares or units times the closing price of a share on the date of grant (excluding the effect of estimated forfeitures based on service-based vesting conditions). The amounts paid to Mr. Davin as reflected in the “all Other Compensation” column represent consulting fees payable pursuant to a consulting agreement we entered into with Mr. Davin following his retirement from the Board of Directors.

We have agreed to pay Mr. Lumby an annual fee equal to 150,000 Euros for his services on behalf of the Company's Spanish subsidiary, CdC, subject to adjustment depending on hours worked. Mr. Lumby's service is not a full-time commitment. For fiscal year 2010, the Compensation Committee and Board approved a discretionary bonus to Mr. Lumby in the amount of $75,000. This bonus was approved in recognition of Mr. Lumby's efforts in assisting with the Company's European audit. We granted to Mr. Lumby 5,646 Restricted Stock Units in October 2009, with a value of $17,646, in partial payment of the bonus awarded to him for performance in fiscal 2009. The value of this grant was included as fiscal 2009 compensation in our fiscal 2009 Form 10-K/A and related proxy statement.

There are no family relationships among any of the Company's directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons owning more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of their ownership of, and transactions in, the Company's common stock or other Company equity securities. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations of directors and executive officers, during the fiscal year ended June 30, 2010, all of such persons were in compliance with the applicable Section 16(a) reporting requirements, except with respect to certain Form 4 filings that were inadvertently filed late.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2011. BDO also served as the Company's independent registered public accountant for the years ended June 30, 2010 and 2009.

Stockholder ratification of the selection of BDO as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Audit Committee of the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of BDO is expected to be present at the meeting to respond to appropriate questions of shareholders and will have the opportunity to make a statement if he so desires.

This proposal requires the affirmative vote of a majority of the shares of common stock present at the annual meeting (or represented by proxy) and entitled to vote thereon.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at next year's Annual Meeting of Stockholders and included in SGI's proxy materials for that meeting must be received by SGI, addressed to the attention of SGI's corporate secretary, at its offices at 18061 Fitch, Irvine, California 92614, no later than July 22, 2011 (120 days prior to the first anniversary of the mailing date of this proxy statement), in order to be included in SGI's proxy statement and proxy card relating to that meeting. Such proposal must comply with all other applicable legal requirements in order to be included in the proxy materials for that meeting. In addition, a stockholder who intends to present an item of business at the 2011 Annual Meeting of Stockholders, other than a proposal submitted for inclusion in SGI's proxy materials, must provide notice of such business to the Company on or before October 11, 2011 and must comply with all applicable requirements of the Company's By-Laws.

OTHER BUSINESS

The Board of Directors has, at the date of this proxy statement, received no notice and otherwise is not aware of any other matter that is to be presented to stockholders for formal action at the annual meeting. If, however, any other matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy card to vote proxies in accordance with their judgment on such matters.

OTHER INFORMATION
Although it has entered into no formal agreements to do so, SGI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by SGI. Proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission, or special letter by directors, officers and regular employees of SGI without additional compensation.
A copy of SGI's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (including financial statements and schedules) will be furnished without charge to a stockholder upon written request to: Carol Meltzer, Corporate Secretary, 18061 Fitch, Irvine, California 92614. It is important that your stock be represented at the annual meeting whether or not you expect to attend. The Board of Directors urges you to complete, date, sign, and return the enclosed proxy card in the enclosed postage-paid reply envelope. Your cooperation as a stockholder, regardless of the number of shares of stock you own, will reduce the expenses incident to a follow-up solicitation of proxies.
If you have any questions about voting your shares, please telephone SGI at (949) 955-1250.

Sincerely,

CAROL MELTZER
Secretary

Irvine, California
November 19, 2010

SPECTRUM GROUP INTERNATIONAL, INC.

Proxy for Annual Meeting of Stockholders on December 10, 2010
Solicited on Behalf of the Board of Directors

The undersigned holder(s) of common stock of SPECTRUM GROUP INTERNATIONAL,
INC., a Delaware corporation (the "Company"), hereby appoints Gregory N. Roberts and
Carol Meltzer, and each of them, attorneys of the undersigned, with power of substitution, to vote all shares of the common stock that the undersigned is entitled to vote at the Annual
Meeting of Stockholders of the Company to be held on December 10, 2010, at 9:00 a.m.
local time, and at any adjournment thereof, as directed on the reverse hereof, hereby revoking all prior proxies granted by the undersigned

(Continued and to be signed on the reverse side.)
ANNUAL MEETING OF STOCKHOLDERS OF
SPECTRUM GROUP INTERNATIONAL, INC.
December 10, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.spectrumgi.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. ELECTION OF DIRECTORS:
O Antonio Arenas Class I Director nominee
O George Lumby Class I Director nominee
O Jess M. Ravich Class I Director nominee

2. Ratification of BDO USA, LLP as independent registered public accounting firm.

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE
SIDE OF THIS CARD.

FOR AGAINST ABSTAIN
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
NOMINEES:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
--------------- Please detach along perforated line and mail in the envelope provided. ----------------

ANNUAL MEETING OF STOCKHOLDERS OF
SPECTRUM GROUP INTERNATIONAL, INC.
December 10, 2010
INTERNET - Access “www.voteproxy.com” and follow the
on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account
Number shown on your proxy card.
Vote online until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope
provided as soon as possible.
IN PERSON - You may vote your shares in person by attending
the Annual Meeting.
PROXY VOTING INSTRUCTIONS
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
--------------- ----------------
20330000000000000000 9 121010
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.spectrumgi.com
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE
SIDE OF THIS CARD.